United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2019
Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY		10004
(Address of principal executive offices)		(Zip Code)

(212) 776-4046
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2019, Saker Aviation Services, Inc. (the “Company”) and Ronald J. Ricciardi entered into a new Employment Agreement (the “New Agreement”). Pursuant to the New Agreement, Mr. Ricciardi will continue to serve as the Company’s President and Chief Executive Officer.

Since November 2018, Mr. Ricciardi has served as the Company’s President and Chief Executive Officer and has served as a Director of the Company since 2004. Mr. Ricciardi also served as the Company’s Chairman of the Board from April 2009 to November 2013. Prior to April 2009, and from December 2006 until March 2009, Mr. Ricciardi served as the Company’s Vice Chairman of the Board. Prior to December 2006, Mr. Ricciardi served as the Company’s President and Chief Executive Officer.

Among other things, the New Agreement provides for the following:

(a) A four-year term.

(b) A base salary for Mr. Ricciardi of $200,000 for the first twelve months of the term of the New Agreement, together with subsequent annual base salary increases at the discretion of the Board of Directors.

(c) An annual incentive bonus payable to Mr. Ricciardi in an amount equal to twenty-five percent of the then-applicable base salary. Such incentive bonus shall be earned in the event that the Company meets or exceeds its annual Operating Plan for earnings before interest, taxes, depreciation and amortization.

(d) A Stock Award upon the execution of this New Agreement and additional Stock Awards upon each of the four anniversary dates of this New Agreement. Each of the five Stock Awards shall be the number of shares equal to the issued and outstanding shares of the Company on the date of each issuance multiplied by one half of one percent. The issuance of such Stock Awards are to be administered according to the Company’s Equity Compensation Plan, as approved the Company’s stockholders.

(e) An agreement to pay Mr. Ricciardi severance pay in an amount equal to one year’s base salary, together with pro-rated incentive bonus and six-months benefits continuation in the event that the New Agreement is terminated by the Company without cause.

(f) An agreement to pay Mr. Ricciardi severance pay in an amount equal to one year’s base salary, together with pro-rated incentive bonus, and six-months benefits continuation in the event his employment is terminated following a change of control, within the meaning of the New Agreement.

The New Agreement also contains restrictive covenants and terms and conditions customarily found in similar agreements.

A copy of the New Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1. The above summary of the terms of the New Agreement is qualified in its entirety by reference to the text of the complete new Agreement, which is incorporated into this Item 5.02 by reference.

Item 9.01.                           Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Employment Agreement of Ronald J. Ricciardi dated September 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2019		saker aviation services, inc.

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President & CEO